Exhibit 10.1
                              Books-A-Million, Inc.

                 Outside Director Restricted Stock Agreement

     THIS AGREEMENT, dated ____________, 200__ (the "Award Date"), is made between Books-A-Million, Inc., a Delaware corporation hereinafter referred to as the "Company," and ______________, an Outside Director of the Company, hereinafter referred to as the "Participant."

     1. Definitions. All capitalized terms used in this Agreement without definition shall have the meanings ascribed in the Company's 2005 Incentive Award Plan, as amended from time to time (the "Plan").

     2. Award of Restricted Stock.


     (a) Award. In consideration of the Participant's agreement to provide services to the Company as an Outside Director, and for other good and valuable consideration which the Compensation Committee has determined exceeds the aggregate par value of the shares of the common stock of the Company (the "Common Stock") subject to the Award (as defined below), as of the Award Date, the Company issues to the Participant the Award described in this Agreement (the "Award"). The number of shares of Restricted Stock (the "Shares") subject to the Award (which shall be subject to adjustment in accordance with Section 11 of the Plan) is set forth on the signature page hereof.


     (b) Purchase Price; Book Entry Form. The purchase price of the Shares is zero dollars ($0.00) per share. The Shares will be issued in uncertificated form. The Shares will be recorded in the name of the Participant in the books and records of the Company's transfer agent. Upon vesting and the satisfaction of all conditions set forth in Section 3(d), the Company shall cause certificates representing the Shares to be issued to the Participant.


     (c) Plan. The Award granted hereunder is subject to the terms and provisions of the Plan, including without limitation, Article 11 thereof.

     3. Restrictions.

     (a) Forfeiture. Any Award which is not vested upon the Participant's termination of employment shall thereupon be forfeited immediately and without any further action by the Company. For purposes of this Agreement, "Restrictions" shall mean the restrictions on sale or other transfer set forth in Section 4 and the exposure to forfeiture set forth in this Section 3(a).


     (b) Vesting and Lapse of Restrictions. Subject to Sections 3(a) and 3(c), the Award shall vest and Restrictions shall lapse with respect to 1/3 of the Shares subject to the Award (rounded down to the next whole number of shares) on each of the first three anniversaries of the Award Date, provided in each case that the Participant remains continuously in the service of the Company as an Outside Director from the Award Date through such date.


     (c) Acceleration of Vesting. Notwithstanding Sections 3(a) and 3(b): (i) the Award shall become fully vested and all Restrictions applicable to such award shall lapse in the event of a termination of employment resulting from a Participant's disability or death; and (ii) the Award may, in the Committee's sole and absolute discretion, become vested and all Restrictions on such award shall lapse in accordance with Section 11.2 of the Plan. In connection with the foregoing, the Committee may make such determinations and adopt such rules and conditions as it, in its sole discretion, deems appropriate in connection with such acceleration of vesting and lapse of applicable Restrictions, including, but not limited to, provisions to ensure that any such acceleration of vesting and lapse of Restrictions shall be conditioned upon the consummation of any corporate transaction described in Sections 11.1 and 11.2 of the Plan.


     (d) Tax Withholding; Conditions to Issuance of Certificates.


     (i) Notwithstanding Section 2(b), no such new certificate shall be delivered to the Participant or his legal representative unless and until the Participant or his legal representative shall have paid to the Company the full amount of all federal and state withholding or other taxes applicable to the taxable income of Participant resulting from the grant of Restricted Stock or the lapse or removal of the Restrictions.


     (ii) Notwithstanding Section 2(b), the Company shall not be required to issue or deliver any certificate or certificates for any Shares prior to the fulfillment of all of the following conditions: (A) the admission of the Shares to listing on all stock exchanges on which such Common Stock is then listed, (B) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the SEC or other governmental regulatory body, which the Committee shall, in its sole and absolute discretion, deem necessary and advisable, (C) the obtaining of any approval or other clearance from any state or federal governmental agency that the Committee shall, in its absolute discretion, determine to be necessary or advisable and (D) the lapse of any such reasonable period of time following the date the Restrictions lapse as the Committee may from time to time establish for reasons of administrative convenience.


     (e) Section 83(b) Election. Participant understands that Section 83(a) of the Code taxes as ordinary income the difference between the amount, if any, paid for the shares of Common Stock and the Fair Market Value of such shares at the time the Restrictions on such shares lapse. Participant understands that, notwithstanding the preceding sentence, Participant may elect to be taxed at the time of the Award Date, rather that at the time the Restrictions lapse, by filing an election under Section 83(b) of the Code (an "83(b) Election") with the Internal Revenue Service within 30 days of the Award Date. In the event Participant files an 83(b) Election, Participant will recognize ordinary income in an amount equal to the difference between the amount, if any, paid for the shares of Common Stock and the Fair Market Value of such shares as of the Award Date. Participant further understands that an additional copy of such 83(b) Election form should be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Participant acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to the award of Restricted Stock hereunder, and does not purport to be complete. PARTICIPANT FURTHER ACKNOWLEDGES THAT THE COMPANY IS NOT RESPONSIBLE FOR FILING THE PARTICIPANT'S 83(b) ELECTION, AND THE COMPANY HAS DIRECTED PARTICIPANT TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH PARTICIPANT MAY RESIDE, AND THE TAX CONSEQUENCES OF PARTICIPANT'S DEATH.


     4. Restricted Stock Not Transferable. No Restricted Stock or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 4 shall not prevent transfers by will or by applicable laws of descent and distribution.


     5. Rights as Stockholder. Except as otherwise provided herein, upon the Award Date the Participant shall have all the rights of a stockholder with respect to said shares, subject to the Restrictions herein, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares of Restricted Stock; provided, however, that at the discretion of the Company, and prior to the delivery of shares of Restricted Stock, the Participant may be required to execute a stockholders agreement in such form as shall be determined by the Company.


     6. Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employ of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without cause, except as may otherwise be provided by any written agreement entered into by and between the Company and the Participant.


     7. Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.


     8. Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any and all regulations and rules promulgated thereunder by the Securities and Exchange
Commission, including without limitation Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Awards are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.


     9. Amendment, Suspension and Termination. The Awards may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided, that, except as may otherwise be provided by the Plan, neither the amendment, suspension nor termination of this Agreement shall, without the consent of the Participant, alter or impair any rights or obligations under any Award.


     10. Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Participant to his address shown in the Company records, and to the Company at its principal executive office.



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                                    * * * * *


     The Participant represents that he has read this Agreement and the Plan and is familiar with the terms and provisions of each. The Participant acknowledges that the Award is issued pursuant to, and is subject to the terms and conditions of, the Plan, and the Participant will be bound by the terms of the Plan as if it were set forth verbatim in this Agreement. The Participant agrees to comply with all rules the Company may establish with respect to the Plan. The Participant agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to any questions arising under the Plan or this Agreement. The Participant further acknowledges and agrees that this Agreement (and the Plan) constitutes the entire agreement between the parties with respect to the Award and that this Agreement (and the Plan) supersedes any and all prior agreements, whether written or oral, between the parties with respect to the Award.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first set forth above.

         BOOKS-A-MILLION, INC.                           PARTICIPANT


         By: ___________________________                 _____________________
         Name:
         Title:
                                                         Residence Address:
                                                         STREET1
                                                         STREET2
                                                         CITY, STATE ZIP
                                                         COUNTRY

                          Aggregate number of shares of
                         Restricted Stock subject to the
                                Award: __________